UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2005

PHOTON DYNAMICS, INC.

(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

5970 Optical Court
San Jose, California 95138-1400
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 226-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6

Item 1.01. Entry into a Material Definitive Agreement.

     On March 7, 2005, the shareholders of Photon Dynamics, Inc., upon recommendation of Photon Dynamics’ Board of Directors (the “Board”), approved the Photon Dynamics, Inc. 2005 Equity Incentive Plan (the “2005 Incentive Plan”), the Photon Dynamics, Inc. 2005 Employee Stock Purchase Plan (the “2005 Purchase Plan”) and the Photon Dynamics, Inc. 2005 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”).

Description of the 2005 Incentive Plan

     The 2005 Incentive Plan is an amendment and restatement of the Photon Dynamics, Inc. 2001 Equity Incentive Plan (the “2001 Incentive Plan”). The 2005 Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other forms of equity compensation (collectively, “stock awards”). The Board and shareholders adopted the 2005 Incentive Plan to secure and retain the services of employees (including officers), non-employee directors, and consultants eligible to receive stock awards, to provide incentives for such persons to exert maximum efforts for the success of Photon Dynamics and its affiliates, and to provide a means by which such persons may be given an opportunity to benefit from increases in value of Photon Dynamics’ Common Stock ( the “Common Stock”) through the granting of stock awards. The aggregate number of shares of Common Stock that may be issued pursuant to stock awards under the 2005 Incentive Plan is 1,450,000 shares, including 650,000 shares of Common Stock that were reserved for issuance under the 2001 Incentive Plan. The Board has delegated its authority to administer the 2005 Incentive Plan to Photon Dynamics’ Compensation and Employee Ownership Committee (the “Compensation Committee”). Subject to the terms of the 2005 Incentive Plan, the Board or an authorized committee, referred to as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted, and the terms and conditions of the stock awards, including the period of their exercisability and vesting.

Description of the 2005 Purchase Plan

     The Board and shareholders adopted the 2005 Purchase Plan in connection with the upcoming termination of Photon Dynamics’ 1995 Employee Stock Purchase Plan (the “Current Purchase Plan”), which will terminate according to its terms in September 2005. The 2005 Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and authorizes the issuance of 1,000,000 shares of Common Stock pursuant to purchase rights granted to Photon Dynamics’ employees or to employees of any of Photon Dynamics’ designated affiliates. The purpose of the 2005 Purchase Plan is to provide a means by which employees of Photon Dynamics and its designated affiliates may be given an opportunity to purchase Common Stock, to assist Photon Dynamics in retaining the services of its employees and to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of Photon Dynamics and its affiliates. Generally, all regular employees, including executive officers, employed by Photon Dynamics or by any of its designated affiliates may participate in the 2005 Purchase Plan and may contribute, through payroll deductions, up to 20% of their earnings for the purchase of Common Stock under the 2005 Purchase Plan. The Board has delegated its authority to administer the 2005 Purchase Plan to the Compensation Committee.

Description of the Directors’ Plan

     The Board and shareholders adopted the Directors’ Plan in connection with the upcoming termination of Photon Dynamics’ Amended and Restated 1995 Stock Option Plan (the “1995 Option Plan”), which will terminate according to its terms in September 2005. The Directors’ Plan provides for the automatic grant of nonstatutory stock options to purchase shares of Common Stock to Photon

Dynamics’ non-employee directors, and was adopted to retain the services of Photon Dynamics’ non-employee directors, to secure and retain the services of new non-employee directors, and to provide incentives for such persons to exert maximum efforts for the success of Photon Dynamics and its affiliates. Directors who are consultants to Photon Dynamics but not employees are “non-employee directors” and participate in the Directors’ Plan. The aggregate number of shares of Common Stock that may be issued pursuant to options granted under the Directors’ Plan is 400,000 shares. The Board administers the Directors’ Plan and may not delegate administration of the Directors’ Plan to a Board committee.

     A more detailed summary of the material features of the 2005 Incentive Plan, the 2005 Purchase Plan and the Directors’ Plan (together, the “Photon Dynamics Plans”) is set forth in Photon Dynamics’ proxy statement for the 2005 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on January 28, 2005. The summary in the proxy statement and the description of Photon Dynamics Plans contained herein are qualified in their entirety by reference to the full text of Photon Dynamics Plans, which are filed as Exhibits 10.4, 10.5 and 10.6 to this Form 8-K.

Item 8.01. Other Events.

     In addition to the adoption of Photon Dynamics Plans, at the Photon Dynamics, Inc. 2005 Annual Meeting of Shareholders on March 7, 2005, shareholders elected the seven nominees for director and ratified the selection of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2005.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description
10.4	Photon Dynamics, Inc. 2005 Equity Incentive Plan

10.5	Photon Dynamics, Inc. 2005 Employee Stock Purchase Plan

10.6	Photon Dynamics, Inc. 2005 Non-Employee Directors’ Stock Option Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Photon Dynamics, Inc.

Dated: March 9, 2005	By: /s/ Richard Okumoto

Richard Okumoto Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description
10.4	Photon Dynamics, Inc. 2005 Equity Incentive Plan

10.5	Photon Dynamics, Inc. 2005 Employee Stock Purchase Plan

10.6	Photon Dynamics, Inc. 2005 Non-Employee Directors’ Stock Option Plan